UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Power REIT

(Name of Registrant as Specified In Its Charter)

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SUPPLEMENT TO PROXY STATEMENT
FOR THE
2012 ANNUAL MEETING OF POWER REIT

May 8, 2012

Power REIT (AMEX:PW), a Maryland real estate investment trust, released a shareholder presentation on May 7, 2012 detailing the Company’s business plan to acquire real-estate tied to energy and transportation infrastructure, with a focus on renewable energy. The presentation provides an overview of the Company’s business plan, strong value proposition and key milestones that have been achieved in 2011 and year-to-date 2012.

The presentation is attached below and is also available on Power REIT’s website under the "Investor Relations" section at http://www.pwreit.com.

We appreciate your continued interest and support of the Company.

Sincerely,

David H. Lesser

Chairman of the Board of Trustees

Energized for Growth David H. Lesser Chairman and CEO 212 - 750 - 0373 dlesser@pwreit.com Arun Mittal, CFA VP Bus. Development 212 - 750 - 0373 amittal@pwreit.com POWER REIT Power REIT Investor Presentation May 2012

2 Safe Harbor Statement This presentation may contain forward - looking statements regarding future events and the future performance of Power REIT (the “ Company ” ) that involve risks and uncertainties that could cause actual results to differ materially from those projected. The Company may use words such as “ anticipates, ” “ believes, ” “ plans, ” “ expects, ” “ intends, ” “ future, ” “ hypothetical, ” pro - forma, ” “projections,” “ could, ” “ targets, ” and similar expressions to identify forward looking statements. These risks and uncertainties are described in the Company ’ s Annual Report on Form 10 - K for the fiscal year ended December 31, 2011, its Quarterly Reports on Form 10 - Q, and its registration statement on Form S - 3 (and any amendments thereto) as filed with the Securities and Exchange Commission.

3 Company Snapshot Our goal is to create shareholder value and grow cash flow and dividends per share through acquisitions ▪ Power REIT is a listed infrastructure real - estate investment trust (AMEX: PW) – Shares Outstanding: 1,623,250 – Share Price (May 3, 2012) 9.52 – Market Cap: ~$16mm – Dividend Yield: 4.2% ▪ Currently seeking acquisitions of real - estate related to transportation and energy infrastructure with a focus on renewable energy – Seeking to invest in income producing projects that generally do not have technology risk ▪ Significant opportunity to acquire quality infrastructure real - estate at attractive yields ▪ We believe that the Company is attractively valued based on its current assets and growth opportunities ▪ Experienced capital markets and REIT management team with over 40 years of experience – Significant insider ownership = shareholder alignment

Power REIT Investment Highlights 4 Power REIT is an Innovative Infrastructure REIT Targeting a Large, Attractive Market Massive U.S. infrastructure investment opportunity Superior return profile of infrastructure assets compared to traditional real - estate Attractive opportunity to grow cash flow and dividends per share through accretive acquisitions Creating Shareholder Value Pittsburgh & West Virginia Railroad legacy asset 1. Pittsburgh & West Virginia Railroad (“P&WV”) is a wholly - owned subsidiary of Power REIT.

New Growth Business Plan Legacy Business Plan Asset(s): Pittsburgh & West Virginia Railroad Revenue : Fixed rent of $915,000 / annually under 99 - year lease with Norfolk Southern Dividend Growth : None Diversification: Single asset Value Creation: Negative: Shareholder value degraded over time due to inflation reducing value of fixed rent payments 5 New Business Plan Diversified real - estate tied to infrastructure (including existing railroad asset) Expected to increase through acquisitions intended to grow cash flow per share Expected to increase through acquisitions intended to grow cash flow per share Goal is to diversify lessees, geographies and asset classes focused on transportation and energy infrastructure Positive: Management targeting dividend growth that exceeds inflation and matches or exceeds average REIT

6 Significant Investment Opportunity Significant opportunity to invest in energy and transportation real - estate with a focus on renewable energy real - estate Wind Farms - Land, air rights - Towers - Supporting real - estate Solar Farms - Land, air rights - Balance of System - Supporting real - estate Transmission & Other Assets - Transmission & distribution lines - Other renewable energy asset classes Transportation - Railroad - Bridges - Roads - Ports

7 Attractive Return Profile We believe energy infrastructure assets offer attractive risk - adjusted returns relative to traditional real - estate ▪ Infrastructure Investment Rationale: – We believe we can acquire infrastructure assets at higher yields than traditional real - estate investments – Underlying revenues often supported by investment grade firms under long - term contracts (e.g. utilities) – Difficult to replace, hard/impossible to relocate and dependent on specific locational advantages – Often uncorrelated to broader economy and traditional real - estate asset classes Monopoly - like Position Hard to Replace Predictable Cash Flow Duration of Cash Flow High Low Strong Weak POWER REIT Office Apartments Malls Cell Towers Triple - Net Industrial Hotel Healthcare

Substantial Embedded Growth Potential as a Small - Cap REIT 8 1. The above financial model illustrates a hypothetical transaction and is intended to describe the value that can be created by Power REIT if it acquires $50 million of its intended assets. Actual results may differ from this example. 2. Funds from Operations (FFO) is a non - GAAP measure of free cash - flow (before accounting for principal repayment, cap - ex and shareholder distributions and after adding back depreciation). Many REITs are valued using a Price / FFO ratio (“P / FFO”). 3. “Shares Issued” includes expected issuance of shares to fund acquisitions and an additional 6% for transaction and equity placement costs. Assumes shares are issued at the closing price of $9.52( as of May 3, 2012). Hypothetical acquisition of $50 million in transaction(s) results in significant increase in cash flow per share and shareholder value All figures, other than share and per share amounts, in $ '000 Power REIT Pro-Forma Audited 2011 Projections 1 BALANCE SHEET Railroad Asset 9,150 9,150 New Assets - Assets Acquired 50,000 50,000 Liabilities - Asset Yield 9.0% 20,000 FUNDS FROM OPERATIONS Debt:Assets 40% Railroad Revenue 915 Debt Yield 6.5% 915 New Assset Revenue - 4,500 General & Administration (278) (600) Interest Expense - (1,300) Funds From Operations (FFO) 2 637 3,515 Shares Issued 3 n/a 3,340,336 Shares Outstanding 1,623,250 4,963,586 FFO/Share 0.39 0.71

Foundation Established in 2011 - 2012 to Facilitate Growth 1967 Pittsburgh & West Virginia Railroad listed on AMEX as the first infrastructure REIT - Received critical IRS ruling that forms the basis of many infrastructure REIT investments 1968 – 2010 Shareholder value destroyed due to fixed revenues, increased public market compliance expenses, inflation and lack of plan for growth by prior management - P&WV’s lessee (Norfolk Southern Corporation) and previous management sought to keep company inactive as an entity run for lessee’s benefit instead of shareholders - Passive management of Company was not beneficial for shareholders over this period 2011 – 2012 New management and business plan to create value through infrastructure acquisitions Company reorganized into growth f riendly corporate structure - More traditional holding company structure facilitates growth through acquisitions - P&WV became a wholly owned subsidiary of Power REIT - Changed domicile to Maryland, where approximately 80% of listed REITs reside Executed first c apital raise for Company since IPO in 1967 - Raised $1.0mm of working capital through rights offering - Filed $100 million shelf offering - Pursuing a line of credit to finance future acquisitions Established substantial pipeline of opportunities exceeding $150 million - Sourcing opportunities directly and through banks, PE firms and infrastructure developers Power REIT expects to start investing in second half of 2012 9

Litigation with Norfolk Southern Corporation ( “ NSC ” ) P&WV is seeking to protect it s contractual rights under its lease 1 ▪ Litigation commenced in December 2011 ▪ P&WV is seeking to protect its contractual rights under the lease, including the right to additional payments from Norfolk Southern Corporation (“NSC”) ▪ NSC is seeking to protect the historical status quo and historical treatment of certain transactions and has continued to make the base rent payment ▪ Primary exposure is cost of litigation ▪ If P&WV prevails in litigation, it believes that it could be very positive for the company and PWV contends that its litigation expenses are recoverable under the lease 10 1. Pittsburgh & West Virginia Railroad (“P&WV”) is a wholly - owned subsidiary of Power REIT.

Experienced Management Team and Board of Trustees 11 David H. Lesser Chairman & Chief Executive Officer ▪ Largest Shareholder ▪ 25+ years of real - estate, REIT and investment banking experience ▪ Previously – Director of KeyStone Property Trust (NYSE: KTR), Senior VP of Crescent Realty, Director in Merrill Lynch’s real - estate investment banking group – Led successful formative transaction of KTR, which was ultimately sold to Prologis (NYSE: PLD) for $1.4 billion in enterprise value – M.B.A. and B.S. from Cornell University Arun Mittal, CFA Secretary, Treasurer & VP Business Development Board of Trustees ▪ 10+ years of asset finance, buy - side & investment banking experience ▪ Previously – Director at StoneCastle Partners, CEO of Shinsei Capital (USA), Ltd., portfolio manager at Shinsei Bank (Tokyo) – M.S. and B.S. from Georgia Tech and Stanford University, respectively ▪ Three independent trustees and Mr. Lesser ▪ Collectively, the trustees have over 100 years of investment banking, business and financial experience (including Mr. Lesser) ▪ Independent Trustees – Virgil E. Wenger Currently private financial consultant Former Partner, Ernst & Young – William S. Susman Currently CEO of boutique investment bank; former Head of Merrill l Lynch Transportation and Consumer Group – Patrick R. Haynes Senior Associate, Rockefeller Group; Former associate in Lehman Brothers’ real - estate private equity group

Power REIT Investment Summary 12 Power REIT is an Innovative Infrastructure REIT Targeting a Large, Attractive Market Massive U.S. infrastructure investment opportunity Superior return profile of infrastructure assets compared to traditional real - estate Attractive opportunity to grow cash flow and dividends per share through accretive acquisitions Creating Shareholder Value Pittsburgh & West Virginia Railroad legacy asset 1. Pittsburgh & West Virginia Railroad (“P&WV”) is a wholly - owned subsidiary of Power REIT.